- 2 - AMENDMENT 2017-1 TO THE ADT LLC SUPPLEMENTAL SAVINGS AND RETIREMENT PLAN The ADT LLC Supplemental Savings and Retirement Plan, as amended and restated as of April 1, 2017 (the “Plan”), is hereby amended effective December , 2017 as follows: 1. The first sentence of Section 2.25 (Eligible Employee) is hereby amended and restated in its entirety to read as follows: “Eligible Employee” for all purposes under this Plan (other than eligibility for a Company Credit prior to January 1, 2014 under Section 6.3) includes any employee of the Company who is (i) a U.S. citizen or a resident alien permanently assigned to work in the United States, (ii) paid on the United States payroll (other than Puerto Rico), (iii) either (a) subject to the requirements of Section 16(a) of the Exchange Act, (b) included in career band 0, 1, 2 or 3 of the Company’s pay scale, or (c) included in career band 4 of the Company’s pay scale and participated in this Plan during the 2013 Plan Year, (iv) expected to be paid a Base Salary for the next relevant Plan Year for which the individual is completing an Enrollment and Payment Agreement that equals or exceeds the “highly compensated employee” dollar threshold under Section 414(q)(1)(B) in effect during the Plan Year in which the individual enrolls and (v) has management responsibility.